Exhibit 10ii

FIRST AMENDMENT

TO THE

BELLSOUTH CORPORATION

STOCK AND INCENTIVE COMPENSATION PLAN

THIS FIRST AMENDMENT is made to the BellSouth Corporation Stock and Incentive Compensation Plan (as amended June 28, 2004) (the “Stock Plan”);

WHEREAS, Section 17 of the Stock Plan, in pertinent part, provides that the Board of Directors of BellSouth Corporation (the “Board”) may at any time and from time to time amend or modify the Stock Plan, provided that no material amendment and, to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment, shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement; and

WHEREAS, in the Charter of the BellSouth Corporation Executive Nominating and Compensation Committee (the “Compensation Committee”), the Board has delegated to the Compensation Committee authority to approve amendments to existing executive compensation plans or programs, other than amendments involving significant policy considerations or as otherwise appropriate; and

WHEREAS, the Compensation Committee desires to amend the definition of “Change in Control” under the Stock Plan as it relates to the acquisition of shares or voting securities of the Company to increase the threshold level acquisition from twenty percent (20%) to twenty-five percent (25%); and

WHEREAS, the Compensation Committee has been informed that the proposed amendment would not require shareholder approval under the terms of the Stock Plan or otherwise and that the Compensation Committee has authority to approve such amendment; and

WHEREAS, the Compensation Committee approved such amendment on September 26, 2005;

NOW, THEREFORE, the Stock Plan is hereby amended as follows:

Each reference to “twenty percent (20%)” in the definition of “Change in Control” in Section 2.11 of the Stock Plan is deleted and replaced with “twenty-five percent (25%).”

Any other provisions of the Stock Plan not amended herein shall remain in full force and effect.

This First Amendment to the Stock Plan shall be effective with respect to all awards and grants made under the Stock Plan on and after September 26, 2005.

Approved:	/s/ Richard D. Sibbernsen
Vice President – Human Resources

Dated:	September 28, 2005